Exhibit 32.1

Certifications of Periodic Report by the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Avatech Solutions, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: November 14, 2008	/s/ George M. Davis
George M. Davis
Chief Executive Officer

/s/ Lawrence Rychlak
Lawrence Rychlak
Executive Vice President and Chief Financial Officer